      As filed with the Securities and Exchange Commission on September 6, 1996
                                                     Registration No. 33-_______

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                    --------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                    --------------

                                 VANSTAR CORPORATION
                (Exact name of registrant as specified in its charter)

             Delaware                                  04-2376431
  (State or other jurisdiction                 (I.R.S. employer identification
of incorporation or organization)                        number)

                                    --------------

                 5964 WEST LAS POSITAS, PLEASANTON, CALIFORNIA  94588
                       (Address of principal executive offices)

                                    --------------

                               H. CHRISTOPHER COVINGTON
                 Senior Vice President, General Counsel and Secretary
                                 Vanstar Corporation
                                5964 West Las Positas
                            Pleasanton, California  94588
                                    (510) 734-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    --------------

                                       Copy to:
                               Lawrence G. Graev, Esq.
                           O'Sullivan Graev & Karabell, LLP
                                 30 Rockefeller Plaza
                               New York, New York 10112
                                    (212) 408-2400

                          CALCULATION  OF REGISTRATION  FEE


- ------------------------------------------------------------------------------------------------------------------------------------
   Title of securities to         Amount to be          Proposed maximum         Proposed maximum              Amount of
         be registered            registered           offering price per        aggregate offering        registration fee
                                                              share                   price(2)
- ------------------------------------------------------------------------------------------------------------------------------------
Common stock; $.001             2,199,495 shares                (1)                 $16,969,520                 $5,852
par value
- ------------------------------------------------------------------------------------------------------------------------------------



(1) The average offering price per share of Common Stock, $.001 par value (the "Common Stock"), of the Corporation issuable upon exercise of 2,161,657 options granted prior to the date of filing of this Registration Statement is $7.51. The maximum offering price per share of Common Stock issuable upon exercise of 37,838 options which may be granted after filing of this Registration Statement is $19.4375 and has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices for the Common Stock as quoted on the New York Stock Exchange on September 4, 1996.
(2) The maximum aggregate offering price of 2,161,657 shares of Common Stock to be registered pursuant to this Registration Statement is $16,234,044. The maximum aggregate offering price of 37,838 shares of Common Stock to be registered pursuant to this Registration Statement is $735,476 and has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices for the Common Stock as quoted on the New York Stock Exchange on September 4, 1996.

PART I

                             INFORMATION REQUIRED IN THE
                               SECTION 10(a) PROSPECTUS

    The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         (a) The following documents, which have been filed by Vanstar Corporation, a Delaware corporation (the "Registrant"), with the Commission, are incorporated herein by reference:

              (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 1996, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since April 30, 1996.

              (iii) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (b) In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article VI of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty; actions not in good faith and certain other liabilities.

         Section 145 of DGCL provides for indemnification by the Company of its directors and officers. In addition, Article IX, Section 1 of the Company's By-laws requires the Company to indemnify any current or former director, officer or employee to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and certain officers which obligate the Company to indemnify such directors and officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.       EXHIBITS

          Exhibit No.                  Description
          -----------                   -----------

              3.1  Restated Certificate of Incorporation of the Registrant (1)

              3.2  By-laws of the Registrant (1)

              4.1  1988 Stock Option Plan (1)

              4.2  Amendment No. 1 to 1988 Stock Option Plan

              4.3 Form of Nontransferable Non-Qualified Stock Option Agreement under the 1988 Stock Option Plan (1)

               5 Opinion of O'Sullivan Graev & Karabell, LLP special counsel to the Corporation (including the consent of such special counsel) regarding the legality of securities being offered

             23.1 Consent of O'Sullivan Graev & Karabell, LLP special counsel to the Corporation (included in its opinion filed as Exhibit 5 hereto)

             23.2  Consent of Ernst & Young LLP, independent auditors




    (1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-1 (Reg. No. 33-80297) as declared effective by the Commission on March 8, 1996.

ITEM 9.            UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 6th day of September, 1996.

                                  VANSTAR CORPORATION


                                  By:/s/ William Y. Tauscher
                                      ------------------------------------------
                                     William Y. Tauscher
                                     Chairman of the Board, Chief Executive
                                       Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 6th day of September, 1996, by the following persons in the capacities indicated.

       Signature                                Title
       ---------                                -----


                             Chairman of the Board, Chief Executive Officer
/s/ William Y. Tauscher      and Director (Principal Executive Officer)
- ----------------------------
        William Y. Tauscher


                             Vice Chairman of the Board, Chief Financial
/s/ Jeffrey S. Rubin         Officer and Director (Principal Financial and
- ---------------------------- Accounting Officer)
        Jeffrey S. Rubin


                             President, Chief Operating Officer and Director
  /s/ Jay S. Amato           (Principal Executive Officer)
- ----------------------------
        Jay S. Amato


  /s/ John W. Amerman        Director
- ----------------------------
        John W. Amerman



  /s/ Richard H. Bard        Director
- ----------------------------
        Richard H. Bard


  /s/ Stephen W. Fillo       Director
- ----------------------------
        Stephen W. Fillo


  /s/ Stewart K.P. Gross     Director
- ----------------------------
        Stewart K. P. Gross

       Signature                                Title
       ---------                                -----

  /s/ William H. Janeway     Director
- ----------------------------
        William H. Janeway


                             Director
- ----------------------------
        John R.  Oltman


  /s/ John L. Vogelstein     Director
- ----------------------------
        John L. Vogelstein


  /s/ Josh S. Weston         Director
- ----------------------------
        Josh S. Weston